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                        Ziegler, Ziegler & Associates LLP
                                Counselors at Law
                         555 Madison Avenue, 11th Floor
                            New York, New York 10022
                                 (212) 319-7600
                            Telecopier (212) 319-7605
                                January 15, 2003


JPMorgan Chase Bank,  as Depositary
1 Chase Manhattan Plaza
New York, New York 10081


                           American Depositary Shares
                    evidenced by American Depositary Receipts
                             for deposited Shares of
                   Philippine Long Distance Telephone Company

Dear Sirs:

                Referring to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing one share of common stock of Philippine Long Distance Telephone Company (the "Company"), a corporation incorporated under the laws of The Republic of the Philippines. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Amendment No. 1 to the Common Stock Deposit Agreement appearing, or incorporated by reference, in Exhibit (a)(1) to the Registration Statement.

                We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

                The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                We hereby consent to the use of this opinion as Exhibit d of the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,

                                          /s/ Ziegler, Ziegler & Associates LLP